Sale of Bristol Metals, LLC.

Transaction Overview On March 12, 2025, Ascent Industries Co. announced it had reached a definitive agreement to sell substantially all of the assets of Bristol Metals, LLC (“BRISMET”) to Ta Chen International, Inc. Transaction Price: $45M* Planned Closing Date: 3.31.2025 Investor Friendly Use of Proceeds • Earnings-accretive acquisitions within Specialty Chemicals • High-return internal investments • Share repurchase $27.2M 2024 Revenue Industry Multiple** From: 6.3X ASTI To: 15.3X Steel Specialty Chemicals Premium to NBV: ~10% $(50) $50 $150 $250 $350 2019 2020 2021 2022 2023 2024 2025F Re ve nu e M U SD ASTI Bristol Munhall SPT Remaining Tubular Assets Metals Portfolio Evolution The Transaction Use of Proceeds & Industry Alignment Reset $222 $199 $266 $307 $174 $97 $31 *Excludes normal & customary working capital adjustments **https://www.equidam.com/ebitda-multiples-trbc-industries/